As filed with the Securities and Exchange Commission on May 22, 2006

                                               Registration No. 333-111113
    ------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                NICE SYSTEMS LTD.
             (Exact Name of Registrant as Specified in Its Charter)

           ISRAEL                                     N/A
   (State or Other Jurisdiction        (I.R.S. Employer Identification Number)
     of Incorporation)

                                8 Hapnina Street
                                  P.O. Box 690
                                 43107 Ra'anana
                                     Israel
              (Address of Principal Executive Offices ) (Zip Code)

                                NICE SYSTEMS LTD.
                              AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                NICE Systems Inc.
                               301 Route 17 North
                                   10th Floor
                          Rutherford, New Jersey 07070
                     (Name and Address of Agent For Service)

                                 (201) 964-2600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Adam M. Klein, Adv.
                        Goldfarb, Levy, Eran, Meiri & Co.
                                2 Weizmann Street
                              Tel Aviv 64239 Israel
                                 +972-3-608-9999
 ------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

         This Registration Statement on Form S-8 (Registration No. 333-111113) of NICE Systems Ltd., an Israeli company (the "Company"), pertaining to the registration of 1,750,000 ordinary shares, par value NIS 1.00 per share (the "Ordinary Shares"), issuable to participants in the NICE Systems Ltd. Amended and Restated 1999 Employee Stock Purchase Plan (the "Plan"), to which this Post Effective Amendment No. 1 relates, was filed with the United States Securities and Exchange Commission ("Commission") on December 12, 2003.

         At the Company's annual general meeting on September 28, 2005, the shareholders approved the reallocation of the pool of Ordinary Shares reserved for issuance under the Plan. As a result, 531,056 Ordinary Shares that were reserved for issuance under the Plan were transferred to the NICE Systems Ltd. 2003 Stock Option Plan ("2003 Plan"). In addition, the Plan provides for an annual addition of 250,000 Ordinary Shares. These additional Ordinary Shares will be transferred to the 2003 Plan each year for the next four years, until calendar year 2009.

         By filing this Post Effective Amendment No. 1 to the Registration Statement, the Company hereby deregisters 1,531,056 Ordinary Shares that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1. The balance of 218,944 Ordinary Shares, which were reserved for issuance under the Plan, remain registered under this Registration Statement and 500,000 Ordinary Shares, which were previously reserved for issuance under the Plan, remain registered on a Registration Statement on Form S-8 filed with the Commission on November 17, 1999 (File No. 333-11154).

ITEM 8.  EXHIBITS

         The following exhibit is filed with this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      4.1   NICE Systems Ltd. Amended and Restated 1999 Employee
            Stock Purchase Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra'anana, State of Israel, on the 22nd day of May, 2006.

                              NICE SYSTEMS LTD.


                              By:  /s/Ran Oz                    s/Haim Shani
                                   ---------                    ------------
                                   Ran Oz                       Haim Shani
                                   Corporate Vice President     CEO
                                   and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates identified:



   Signature                        Title                         Date

     *                Chairman of the Board of Directors        May 22, 2006
---------------
   Ron Gutler

     *                Vice-Chairman of the Board of Directors   May 22, 2006
---------------
   Joseph Atsmon

  /s/Haim Shani       Chief Executive Officer (Principal        May 22, 2006
----------------           Executive Officer)
  Haim Shani

  /s/Ran Oz           Corporate Vice President and Chief        May 22, 2006
---------------       Financial Officer (Principal Financial
  Ran Oz              Officer and Principal Accounting Officer)


     *                            Director                      May 22, 2006
------------------
  Rimon Ben-Shaoul

     *                            Director                      May 22, 2006
------------------
  Yoseph Dauber

     *                            Director                      May 22, 2006
------------------
  Dan Falk

     *                            Director                      May 22, 2006
------------------
  John Hughes

                                  Director                      May ___, 2006
------------------
  David Kostman

     *                            Director                      May 22, 2006
-------------------
  Dr. Leora Meridor

Authorized Representative in the
United States:

NICE SYSTEMS INC.

 By: /s/David Ottensoser                                       May 22, 2006
     --------------------------
     Name:  David Ottensoser
     Title: Corporate Secretary

*By: /s/ Haim Shani
     ---------------
     Name: Haim Shani
     (Attorney-in-Fact)

                                INDEX TO EXHIBITS



        EXHIBIT NO.
                               DESCRIPTION


            4.1 NICE Systems Ltd. Amended and Restated 1999 Employee Stock Purchase Plan.